Rouse Properties Reports Third Quarter 2015 Results

- Operating Portfolio Leased Percentage Increased 60 bps YoY to 92.3% -
- Initial Lease Spreads Increased by 13.2% in Q3 and 11.4% Year-to-Date -
- Sales for Operating Portfolio Grows to $345, up 7.1% on Comparable TTM Basis-
- Completed $300 Million of Refinancings, Addressed All Remaining 2015 Loan Maturities -
- Increasing Low End of Core FFO Guidance Range by $0.01 Per Share -
- Increasing Low End Same Property Core NOI Guidance Range by 50 bps -

New York, NY, November 2, 2015 - Rouse Properties, Inc. (the "Company" or "Rouse") (NYSE: RSE) today announced consolidated results for the three months ended September 30, 2015.
"Our third quarter results highlight the progress we are making in transforming our portfolio. Our strong leasing activity produced solid increases of initial leasing spreads, average rents and leased percentage,” stated Andrew Silberfein, Rouse Properties’ President and Chief Executive Officer. “Our current sales of $345 psf have increased by $23 psf since the start of the year, and are being driven by 7.1% growth on a Comparable TTM basis. We continue to accelerate the changes we are making across our entire platform. These changes include 14 capital projects either underway or starting shortly, the addition of nine H&M's of approximately 200,000 square feet and the proactive re-tenanting of two Sears anchors. As we execute on these initiatives, we will create significant value for our shareholders and continue to drive strong growth in cash flow. This can clearly be seen at our grand opening at The Shoppes at Gateway, with tenant sales far exceeding our expectations and the community embracing the high quality offering we have now delivered. Within the past few weeks we have recently opened nearly 120,000 square feet of leading national tenants such as Ulta Beauty, Panera Bread, Petco, Ross, and Hobby Lobby."
Operational and Financial Highlights Third Quarter 2015(1)

•	Initial rental rates for new and renewal leases on a same suite basis rose 13.2%, and average rental rates increased by 19.4%, for leases executed during the quarter.

•	Leased approximately 530,000 square feet of inline space, with signed not yet open leases growing to 1.3 million square feet representing $17.7 million of incremental annual revenue.

•	For the Operating Portfolio, leased percentage increased 60 basis points YoY to 92.3%. Including anchors, leased percentage was 96.3%.

•	For the Operating Portfolio, tenant sales were $345 per square foot on a trailing twelve month basis. On a comparable basis, trailing twelve month tenant sales increased 7.1%.

•	Same Property average total rent for tenants less than 10,000 square feet increased 4.2%, YoY, to $41.39 from $39.71 per square foot.

(1) Operating Portfolio excludes properties undergoing substantial redevelopment and special consideration assets.
Financial Results for the Three Months Ended September 30, 2015
Core FFO was $24.8 million, or $0.43 per diluted share, as compared to $23.7 million, or $0.41 per diluted share in the prior year period. The year over year increase was primarily due to the impact of properties acquired in 2014 and 2015. This was partially offset by reduced FFO from the dispositions of Collin Creek Mall and Steeplegate Mall as well as the sale of The Shoppes at Knollwood Mall.
Core NOI was $47.4 million, a decrease of 1.0% from $47.6 million in the prior year period. Excluding the contribution from non same property assets and lease termination income of approximately $0.2 million in the third quarter of 2015 and $0.9 million in the third quarter of 2014, Same Property Core NOI increased by 1.0% to $36.7 million from $36.3 million in the prior year. Same Property Core NOI was impacted by several factors, including: i) the termination or relocation of 49 stores to make contiguous space available for H&M; ii) an increase in bad debt and associated litigation expenses, and; iii) the increase in properties undergoing redevelopment.

Net loss attributable to Rouse Properties was $(1.3) million or $(0.02) per diluted share, as compared to a net loss of $(26.6) million or $(0.46) per diluted share in the prior year period. Net loss for the three months ended September 30, 2014, included a provision for impairment of $10.7 million, related to reductions in the estimated values of Steeplegate Mall and Collin Creek, two properties that have been conveyed to the lender during 2015. In addition, a reduction in depreciation and amortization and interest expense during the three months ended September 30, 2015 have also contributed to the change in net loss.
Financial Activities
On July 1, 2015, the Company repaid the $59.0 million mortgage debt balance on Grand Traverse Mall which had a fixed interest rate of 5.02%. On July 29, 2015, Grand Traverse Mall was added to the 2013 Corporate Facility collateral pool.
On September 11, 2015, the loan associated with NewPark Mall was refinanced for $135.0 million, with an initial funding of $114.3 million. The loan provides for a subsequent funding of up to $20.8 million upon achieving certain conditions.  The loan has a term of three years with a one-year extension option subject to the fulfillment of certain conditions. The borrower entered into an interest swap commencing January 2016, which fixes the interest rate at 3.26%, through September 2018.

Subsequent Events
On October 8, 2015, the loan associated with Greenville Mall, located in Greenville, North Carolina was refinanced with a new, non-recourse mortgage loan for $45.5 million. The loan bears interest at a fixed rate of of 4.46%, matures in November 2025, and amortizes over 30 years. This loan replaced a $40.2 million non-recourse mortgage loan which had a fixed interest rate of 5.29%.

On October 8, 2015, the loan associated with The Shoppes at Bel Air located in Mobile, Alabama was refinanced with a new, non-recourse mortgage loan for $120.0 million. The initial funding of $110.5 million was used to retire the outstanding mortgage loan of $109.5 million which had a fixed interest rate of 5.30%. The loan provides for a subsequent funding of $9.5 million upon achieving certain conditions. The loan bears interest at a floating rate of LIBOR (30 day) plus 235 basis points, is interest only for the first two years, with a fixed amortization thereafter. The loan has a term of three years, with two one-year extension options subject to achieving certain conditions. The borrower entered into an interest swap commencing January 2016 which fixes the interest rate at 3.34%, through September 2018.

On October 29, 2015, the Board of Directors authorized management to implement a Stock Repurchase Program in the maximum amount of $50.0 million over a period of up to two years. Purchases made pursuant to the Stock Repurchase Program will be made in the open market from time to time as permitted by federal securities laws and other legal requirements.  The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors.  The Stock Repurchase Program may be suspended or discontinued at any time.

Common Stock Dividend
On October 29, 2015, the Company's Board of Directors declared a fourth quarter common stock dividend of $0.18 per share, which will be paid on January 29, 2016 to stockholders of record on January 15, 2016.

2015 Guidance
The Company is increasing the low end of Core FFO Guidance Range by $0.01 to $1.75 to $1.78 per diluted share, based on management's expectations as of the date of this release.  Full year guidance assumes the following: Same Property Core NOI growth of 3.0% to 3.75%, general and administrative expense of $25.9 million to $26.3 million, and interest expense of $67.0 million to $67.3 million. The guidance presented does not include the effects of property acquisitions, dispositions, or capital transaction activity completed subsequent to September 30, 2015, except for the mortgage refinancings mentioned in Subsequent Events above.

	For the year ending
	December 31, 2015
	Low	High
GAAP expected net income per share	$0.78	$0.80
Add: Depreciation and amortization	1.64	1.67
Add: Provision for impairment	0.05	0.05
Less: Gain on sale of real estate assets	(0.56)	(0.56)
Less: Gain on extinguishment of debt	(0.46)	(0.46)
Expected Funds From Operations per share	1.45	1.50
Other Core Funds From Operations adjustments (1)	0.30	0.28
Core Funds From Operations (2)	$1.75	$1.78
(1) Refer to the Supplemental Information package for additional details on the nature of the adjustments to reconcile to FFO and Core FFO. 2015 Guidance includes:

	Low	High
Straight-line rent and above / below market lease amortization	$6,850	$6,500
Other expense	6,000	5,500
Amortization and write off of market rate adjustments	(900)	(800)
Amortization and write off of deferred financing costs	4,500	4,250
Income taxes	725	625

(2) Assumes 2015 annualized weighted average common shares outstanding - diluted of 58,200,000.

Supplemental Information
The Company released an informational supplemental packet, available at www.rouseproperties.com under the Investors section, with additional detail, including a description of non-GAAP financial measures and reconciliation to GAAP measures.
Investor Conference Webcast and Conference Call
The Company will host a webcast and conference call at 8:00 a.m. eastern standard time on November 3, 2015, to discuss third quarter 2015 results. The number to call is 877-705-6003 (domestic) and 1-201-493-6725 (international). The live webcast will be available at www.rouseproperties.com under the Investors section. A replay of the conference call will be available through November 17, 2015, by dialing 877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 13621908.
Forward-Looking Statements
Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to the Company's ability to outperform the ongoing recovery of the retail and REIT industry and the markets in which the Company's mall properties are located, the Company's ability to generate internal and external growth, the Company's ability to identify and complete the acquisition of properties in new markets, the Company's ability to complete redevelopment projects, and the Company's ability to increase margins, including net operating income. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and other documents filed by the Company with the Securities and Exchange Commission.
Non-GAAP Financial Measures
The Company makes reference to net operating income (“NOI”) and funds from operations (“FFO”).  NOI is defined as operating revenues (minimum rents, including lease termination fees, tenant recoveries, overage rents, and other income) less property and related expenses (property operating expenses, real estate taxes, repairs and maintenance, marketing, and provision for doubtful accounts). We use FFO, as defined by the National Association of Real Estate Investment Trusts, as a supplemental measure of our operating performance. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, and real estate related depreciation and amortization.
In order to present operations in a manner most relevant to its future operations, Core FFO and Core NOI have been presented to exclude certain non-cash and non-recurring revenue and expenses. A reconciliation of NOI to Core NOI and FFO to Core FFO has been included in the "Reconciliation of Core NOI and Core FFO" schedule attached to this release.
NOI, FFO and derivations thereof are not alternatives to GAAP operating income (loss) or net income (loss) available to common stockholders.  For reference, as an aid in understanding management's computation of NOI and FFO, a reconciliation of NOI to operating income and FFO to net income (loss) available to common stockholders in accordance with GAAP has been included in the "Reconciliation of Non-GAAP to GAAP Financial Measures" schedule attached to this release.
About Rouse
Rouse Properties, Inc. (NYSE:RSE) is a publicly traded real estate investment trust headquartered in New York City and was founded on a legacy of innovation and creativity. Among the country's largest publicly traded regional mall owners, the Company's geographically diverse portfolio spans the United States from coast to coast, and includes 35 malls and retail centers in 21 states encompassing approximately 24.1 million square feet. For more information please visit: www.rouseproperties.com.

Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	September 30, 2015 (Unaudited)	September 30, 2014 (Unaudited)	September 30, 2015 (Unaudited)	September 30, 2014 (Unaudited)
Revenues:
Minimum rents	$52,035	$51,817	$154,339	$144,608
Tenant recoveries	19,069	20,518	57,910	58,430
Overage rents	881	726	3,204	2,664
Other	1,568	1,722	5,070	4,711
Total revenues	73,553	74,783	220,523	210,413
Expenses:
Property operating costs	17,537	18,639	51,502	52,535
Real estate taxes	5,694	7,287	20,049	19,553
Property maintenance costs	1,864	2,394	7,558	8,170
Marketing	419	572	1,357	1,653
Provision for doubtful accounts	759	271	1,317	659
General and administrative	6,327	6,132	19,685	18,613
Provision for impairment	—	10,665	2,900	10,665
Depreciation and amortization	22,856	27,130	72,719	71,593
Other	1,254	1,371	5,205	2,631
Total operating expenses	56,710	74,461	182,292	186,072
Operating income	16,843	322	38,231	24,341

Interest income	4	34	18	310
Interest expense	(18,110)	(26,592)	(54,745)	(63,239)
Gain (loss) on extinguishment of debt	(67)	—	26,827	—
Provision for income taxes	(82)	(136)	(509)	(383)
Income (loss) from continuing operations before gain on sale of real estate assets	(1,412)	(26,372)	9,822	(38,971)
Gain on sale of real estate assets	—	—	32,496	—
Income (loss) from continuing operations	(1,412)	(26,372)	42,318	(38,971)
Discontinued operations	—	—	—	—
Net income (loss)	$(1,412)	$(26,372)	$42,318	$(38,971)
Net (income) loss attributable to non-controlling interests	110	(194)	100	(194)
Net income (loss) attributable to Rouse Properties Inc.	$(1,302)	$(26,566)	$42,418	$(39,165)

Net income (loss) per share attributable to Rouse Properties Inc - Basic(1)	$(0.02)	$(0.46)	$0.73	$(0.69)

Net income (loss) per share attributable to Rouse Properties Inc - Diluted (2)	$(0.02)	$(0.46)	$0.73	$(0.69)

Dividends declared per share	$0.18	$0.17	$0.54	$0.51

Other comprehensive income (loss):
Net income (loss)	$(1,412)	$(26,372)	$42,318	$(38,971)
Other comprehensive loss:
Unrealized gain (loss) on financial instrument	(1,091)	425	(1,327)	(230)
Comprehensive income (loss)	$(2,503)	$(25,947)	$40,991	$(39,201)

(1) Calculated using weighted average number of shares of 57,930,453 and 57,519,412 for the three months ended September 30, 2015 and 2014, respectively, and 57,756,035 and 57,062,578 for the nine months ended September 30, 2015 and 2014, respectively,
(2) Calculated using weighted average number of shares of 57,930,453 and 57,519,412 for the three months ended September 30, 2015 and 2014, respectively, and 58,121,349 and 57,062,578 for the nine months ended September 30, 2015 and 2014, respectively,

Consolidated Balance Sheets

(In thousands)	September 30, 2015 (Unaudited)	December 31, 2014 (Unaudited)

Assets:
Investment in real estate:
Land	$378,855	$371,363
Buildings and equipment	1,964,294	1,820,072
Less accumulated depreciation	(222,050)	(189,838)
Net investment in real estate	2,121,099	2,001,597
Cash and cash equivalents	6,277	14,308
Restricted cash	40,521	48,055
Accounts receivable, net	36,979	35,492
Deferred expenses, net	52,584	52,611
Prepaid expenses and other assets, net	52,145	62,690
Assets of property held for sale	—	55,647
Total assets	$2,309,605	$2,270,400

Liabilities:
Mortgages, notes and loans payable, net	$1,637,430	$1,584,499
Accounts payable and accrued expenses, net	123,655	113,976
Liabilities of property held for sale	—	38,590
Total liabilities	1,761,085	1,737,065

Commitments and contingencies	—	—

Equity:
Preferred stock (1)	—	—
Common stock (2)	580	578
Additional paid-in capital	654,304	679,275
Accumulated deficit	(120,463)	(162,881)
Accumulated other comprehensive loss	(1,809)	(482)
Total stockholders' equity	532,612	516,490
Non-controlling interest	15,908	16,845
Total equity	548,520	533,335
Total liabilities and equity	$2,309,605	$2,270,400

(1) Preferred stock: $0.01 par value; 50,000,000 shares authorized, no shares issued and outstanding as of September 30, 2015 and December 31, 2014.
(2) Common stock: $0.01 par value; 500,000,000 shares authorized, 58,084,620 issued and 58,022,217 outstanding as of September 30, 2015 and 57,748,141 issued and 57,743,981 outstanding as of December 31, 2014.
.

Reconciliation of Core NOI and Core FFO - For the Three Month Period Ended

	September 30, 2015						September 30, 2014
(In thousands, except per share amounts)	(Unaudited)						(Unaudited)
	Consolidated	Non-controlling Interest (1)	Rouse Total		Core Adjustments	Core NOI / FFO	Consolidated	Non-controlling Interest (1)	Rouse Total	Core Adjustments	Core NOI / FFO

Revenues:
Minimum rents (2)	$52,035	$(1,078)	$50,957		$980	$51,937	$51,817	$(369)	$51,448	$2,347	$53,795
Tenant recoveries	19,069	(383)	18,686		—	18,686	20,518	(121)	20,397	—	20,397
Overage rents	881	11	892		—	892	726	(2)	724	—	724
Other	1,568	(24)	1,544		—	1,544	1,722	(2)	1,720	—	1,720
Total revenues	73,553	(1,474)	72,079		980	73,059	74,783	(494)	74,289	2,347	76,636
Operating Expenses:
Property operating costs (3)	17,537	(281)	17,256		(39)	17,217	18,639	(60)	18,579	(39)	18,540
Real estate taxes	5,694	(214)	5,480		—	5,480	7,287	(59)	7,228	—	7,228
Property maintenance costs	1,864	(20)	1,844		—	1,844	2,394	(5)	2,389	—	2,389
Marketing	419	(11)	408		—	408	572	—	572	—	572
Provision for doubtful accounts	759	(43)	716		—	716	271	—	271	—	271
Total operating expenses	26,273	(569)	25,704		(39)	25,665	29,163	(124)	29,039	(39)	29,000

Net operating income	47,280	(905)	46,375		1,019	47,394	45,620	(370)	45,250	2,386	47,636

General and administrative (4)(5)	6,327	—	6,327		(5)	6,322	6,132	—	6,132	(35)	6,097
Other (6)	1,254	—	1,254		(1,254)	—	1,371	—	1,371	(1,371)	—
Subtotal	39,699	(905)	38,794		2,278	41,072	38,117	(370)	37,747	3,792	41,539

Interest income	4	—	4		—	4	34	—	34	—	34
Interest expense			—						—
Amortization and write-off of market rate adjustments	272	—	272		(272)	—	(7,129)	—	(7,129)	7,129	—
Amortization and write-off of deferred financing costs	(1,750)	—	(1,750)	—	1,750	—	(1,267)	—	(1,267)	1,267	—
Debt extinguishment costs	—	—	—		—	—	(259)	—	(259)	259	—
Interest on debt	(16,632)	365	(16,267)		—	(16,267)	(17,937)	78	(17,859)	—	(17,859)
Provision for income taxes	(82)	—	(82)		82	—	(136)	—	(136)	136	—
Funds from operations	$21,511	$(540)	$20,971		$3,838	$24,809	$11,423	$(292)	$11,131	$12,583	$23,714
Funds from operations per share - basic (7)						$0.43					$0.41
Funds from operations per share - diluted (8)						$0.43					$0.41
(1) Represents our partner's share of operations from consolidated properties.
(2) Core adjustments include the aggregate amounts for straight-line rent of $(408) and $(97), above / below market lease amortization of $1,299 and $2,433 and tenant inducement amortization of $89 and $11 for the three months ended September 30, 2015 and 2014, respectively.
(3) Core adjustments include above / below market ground lease amortization of $39 and $39 for the three months ended September 30, 2015 and 2014, respectively.
(4) General and administrative costs include $710 and $960 of non-cash stock compensation expense for the three months ended September 30, 2015 and 2014, respectively.
(5) Core adjustments include amounts for the corporate and regional office straight-line rent of $5 and $35 for the three months ended September 30, 2015 and 2014, respectively.
(6) Core adjustments include property acquisition costs and non-recurring costs related to the transition from Brookfield's IT platform on to Rouse's IT platform.
(7) Calculated using weighted average number of shares of common stock of 57,930,453 and 57,519,412 for the three months ended September 30, 2015 and 2014, respectively.
(8) Assumes 58,194,064 and 58,002,235 diluted shares of common stock for the three months ended September 30, 2015 and 2014, respectively.

Reconciliation of Core NOI and Core FFO - For the Nine Month Period Ended

	September 30, 2015					September 30, 2014
(In thousands, except per share amounts)	(Unaudited)					(Unaudited)
	Consolidated	Non-controlling Interest (1)	Rouse Total	Core Adjustments	Core NOI / FFO	Consolidated	Non-controlling Interest (1)	Rouse Total	Core Adjustments	Core NOI / FFO

Revenues:
Minimum rents (2)	$154,339	$(3,178)	$151,161	$4,875	$156,036	$144,608	$(369)	$144,239	$8,666	$152,905
Tenant recoveries	57,910	(1,045)	56,865	—	56,865	58,430	(121)	58,309	—	58,309
Overage rents	3,204	(33)	3,171	—	3,171	2,664	(2)	2,662	—	2,662
Other	5,070	(60)	5,010	—	5,010	4,711	(2)	4,709	—	4,709
Total revenues	220,523	(4,316)	216,207	4,875	221,082	210,413	(494)	209,919	8,666	218,585
Operating Expenses:
Property operating costs (3)	51,502	(809)	50,693	(116)	50,577	52,535	(60)	52,475	(106)	52,369
Real estate taxes	20,049	(568)	19,481	—	19,481	19,553	(59)	19,494	—	19,494
Property maintenance costs	7,558	(99)	7,459	—	7,459	8,170	(5)	8,165	—	8,165
Marketing	1,357	(31)	1,326	—	1,326	1,653	—	1,653	—	1,653
Provision for doubtful accounts	1,317	16	1,333	—	1,333	659	—	659	—	659
Total operating expenses	81,783	(1,491)	80,292	(116)	80,176	82,570	(124)	82,446	(106)	82,340

Net operating income	138,740	(2,825)	135,915	4,991	140,906	127,843	(370)	127,473	8,772	136,245

General and administrative (4)(5)	19,685	—	19,685	(14)	19,671	18,613	—	18,613	(56)	18,557
Other (6)	5,205	—	5,205	(5,205)	—	2,631	—	2,631	(2,631)	—
Subtotal	113,850	(2,825)	111,025	10,210	121,235	106,599	(370)	106,229	11,459	117,688

Interest income	18	—	18	—	18	310	—	310	—	310
Interest expense
Amortization and write-off of market rate adjustments	516	—	516	(516)	—	(9,015)	—	(9,015)	9,015	—
Amortization and write-off of deferred financing costs	(3,400)	—	(3,400)	3,400	—	(3,420)	—	(3,420)	3,420	—
Debt extinguishment costs	—	—	—	—	—	(259)	—	(259)	259	—
Interest on debt	(51,861)	1,083	(50,778)	—	(50,778)	(50,545)	78	(50,467)	—	(50,467)
Provision for income taxes	(509)	—	(509)	509	—	(383)	—	(383)	383	—
Funds from operations	$58,614	$(1,742)	$56,872	$13,603	$70,475	$43,287	$(292)	$42,995	$24,536	$67,531
Funds from operations per share - basic (7)					$1.22					$1.18
Funds from operations per share - diluted (8)					$1.21					$1.16
(1) Represents our partner's share of operations from consolidated properties.
(2) Core adjustments include the aggregate amounts for straight-line rent of $(702) and $(1,184), above / below market lease amortization of $5,470 and $9,829 and tenant inducement amortization of $107 and $21 for the nine months ended September 30, 2015 and 2014, respectively.
(3) Core adjustments include above / below market ground lease amortization of $116 and $106 for the nine months ended September 30, 2015 and 2014, respectively.
(4) General and administrative costs include $2,220 and $2,737 of non-cash stock compensation expense for the nine months ended September 30, 2015 and 2014, respectively.
(5) Core adjustments include amounts for the corporate and regional office straight-line rent of $14 and $56 for the nine months ended September 30, 2015 and 2014, respectively.
(6) Core adjustments include property acquisition costs and non-recurring costs related to the transition from Brookfield's IT platform on to Rouse's IT platform.
(7) Calculated using weighted average number of shares of common stock of 57,756,035 and 57,062,578 for the nine months ended September 30, 2015 and 2014, respectively.
(8) Assumes 58,121,349 and 58,053,494 diluted shares of common stock for the nine months ended September 30, 2015 and 2014, respectively.

Reconciliation of Non-GAAP to GAAP Financial Measures

	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2015(unaudited)	September 30, 2014 (unaudited)	September 30, 2015(unaudited)	September 30, 2014 (unaudited)

Reconciliation of NOI to GAAP Operating Income
Rouse NOI:	$46,375	$45,250	$135,915	$127,473
Non-controlling interest	905	370	2,825	370
General and administrative	(6,327)	(6,132)	(19,685)	(18,613)
Other	(1,254)	(1,371)	(5,205)	(2,631)
Depreciation and amortization	(22,856)	(27,130)	(72,719)	(71,593)
Provision for impairment	—	(10,665)	(2,900)	(10,665)
Operating income	$16,843	$322	$38,231	$24,341

Reconciliation of FFO to GAAP Net income (loss) attributable to Rouse Properties Inc.
FFO:	$20,971	$11,131	$56,872	$42,995
Non-controlling interest - Depreciation and amortization	650	98	1,842	98
Depreciation and amortization	(22,856)	(27,130)	(72,719)	(71,593)
Provision for impairment	—	(10,665)	(2,900)	(10,665)
Gain (loss) on extinguishment of debt	(67)	—	26,827	—
Gain on sale of real estate assets	—	—	32,496	—
Net income (loss) attributable to Rouse Properties Inc.	$(1,302)	$(26,566)	$42,418	$(39,165)

Weighted average number of shares outstanding - basic	57,930,453	57,519,412	57,756,035	57,062,578
Weighted average number of shares outstanding - diluted	57,930,453	57,519,412	58,121,349	57,062,578

Net income (loss) per share attributable to Rouse Properties Inc.- Basic	$(0.02)	$(0.46)	$0.73	$(0.69)

Net income (loss) per share attributable to Rouse Properties Inc.- Diluted	$(0.02)	$(0.46)	$0.73	$(0.69)
.

Source: Rouse Properties, Inc.
Rouse Properties, Inc.
Investor Relations, 212-608-5108
IR@rouseproperties.com